UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2008

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

GMH Communities Trust (“GMH” or the “Company”) has entered into two agreements in connection with the sale of its military and student housing divisions.  As described in more detail below, the first agreement is a Securities Purchase Agreement, dated as of February 11, 2008 (the “Securities Purchase Agreement”) with GMH Communities, LP, a Delaware limited partnership (the “GMH Operating Partnership”), Balfour Beatty, Inc., a Delaware corporation (“Balfour Beatty”) and, solely for purposes of Article 8 therein, Balfour Beatty plc, a company organized under the laws of England and Wales.

The second agreement is an Agreement and Plan of Merger, dated as of February 11, 2008 (the “Merger Agreement”), with GMH Communities, Inc., a Delaware corporation and a wholly-owned subsidiary of GMH (the “Delaware Company”), the GMH Operating Partnership, American Campus Communities, Inc., a Maryland corporation (“ACC” or the “Parent”) American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “ACC Operating Partnership”), American Campus Communities Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the ACC Operating Partnership (“REIT Merger Sub”), and American Campus Communities Acquisition Limited Partnership LP, a Delaware limited partnership and a wholly-owned subsidiary of the ACC Operating Partnership (“Partnership Merger Sub”).

The aggregate per share value of the Military Housing Transaction (as defined below) together with the Mergers (as defined below) is expected to be approximately $9.61 per share/unit, based on the closing price of ACC’s shares of common stock on February 11, 2008.

Military Housing Transaction

Pursuant to the Securities Purchase Agreement, Balfour Beatty will acquire the Company’s military housing division by purchasing all of the issued and outstanding capital stock and limited liability company interests of GMH Communities TRS, Inc., GMH Military Housing Investments, LLC and GMH AF Housing Construction LLC for $350 million in cash, subject to adjustment pursuant to the terms of the Securities Purchase Agreement (the “Military Housing Transaction”).

The Military Housing Transaction is anticipated to result in net distributions to the Company’s common shareholders and to the unitholders of the GMH Operating Partnership of approximately $4.08 per share/unit.  Such amount may be increased or decreased to the extent the estimated working capital of the military housing division as of the closing of the Military Housing Transaction exceeds or is below $14.5 million.

Representations, Warranties and Covenants; Non-Solicitation; Termination Fee

The Company, the GMH Operating Partnership and Balfour Beatty have made customary representations, warranties and covenants in the Securities Purchase Agreement, including, among others, the Company’s covenant not to, nor to permit any subsidiary to, solicit alternative transactions with respect to the military housing division or, subject to certain limited exceptions, participate in discussions relating to an acquisition of the military housing business or furnish non-public information relating to an acquisition of the military housing business.

The Securities Purchase Agreement contains certain termination rights for the Company and Balfour Beatty, including, without limitation, the ability of the Company to terminate the Securities Purchase Agreement if it has terminated the Merger Agreement in order to take a superior proposal, and it terminates the Securities Purchase Agreement within (10) business days of the Merger Agreement being terminated.  In connection with the termination of the Securities Purchase Agreement for such reason and under other specified circumstances, the Company will be required to pay a termination fee of $8.0 million to Balfour Beatty.

Closing; Shareholder Approval; Financing

The Military Housing Transaction, which is expected to close during the second quarter of 2008, is subject to certain closing conditions, including, among other things, (a) obtaining regulatory approvals, if any (including the expiration of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), (b) receipt of notice that the Military Housing Transaction is not subject to Exon-Florio, (c)  repayment of all amounts under GMH Operating Partnership’s note facility, including evidence of the release of all liens related to the note facility, (d) the distribution of all the capital stock of College Park Management TRS, Inc. to the GMH Operating Partnership and (e) accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards. Completion of the Military Housing Transaction does not require approval by the Company’s shareholders.  Moreover, the consummation of the Military Housing Transaction is not subject to any financing condition.

Student Housing Transaction

Pursuant to the Merger Agreement, REIT Merger Sub will be merged with and into the Company (the “REIT Merger”), the Company will be merged with and into the Delaware Company (the “Reincorporation Merger”) and the Partnership Merger Sub will be merged with and into the GMH Operating Partnership (the “Partnership Merger” and, together with the REIT Merger and the Reincorporation Merger, the “Mergers”).  Each common share of GMH and each unit in the GMH Operating Partnership will be entitled to receive at the closing of the Mergers (i) 0.07642 of a share of ACC’s common stock (the “Share Consideration”) and (ii) $3.36 in cash, except, subject to certain conditions, in lieu of the Share Consideration, the holders of units in the GMH Operating Partnership may elect to receive 0.07642 of a unit in the ACC Operating Partnership.

Representations, Warranties and Covenants; Non-Solicitation; Termination Fee

The Company and ACC have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant not to, nor to permit any subsidiary of the Company to, solicit alternative transactions or, subject to certain limited exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. Pending the closing of the Mergers, the Company is permitted to pay its regular quarterly dividend for the quarter ending March 31, 2008 but will not be permitted under the Merger Agreement to make any other distributions other than the Military Housing Distribution and the distributions described therein.

The Merger Agreement contains certain termination rights for the Company and Parent,

including, without limitation, the ability of the Company to terminate the Merger Agreement if it receives a takeover proposal that the Board determines in good faith constitutes a superior proposal, the Company is not in breach of the non-solicitation provisions of the Merger Agreement in any material respects, and the Company provides Parent three (3) business days to make any adjustments to the terms and conditions of the Merger Agreement.  In connection with the termination of the Merger Agreement for such reason and under other specified circumstances, the Company will be required to pay a termination fee of $16.0 million to Parent and reimburse up to $7.5 million of Parent’s out-of-pocket expenses. In addition, under specified circumstances, Parent may be required to reimburse the Company for its out-of-pocket costs and expenses up to $7.5 million.

Closing; Shareholder Approval; Financing

The Mergers, which are expected to close during the second quarter of 2008, are subject to certain closing conditions, including, among other things, (a) the sale of the military housing division, (b) obtaining regulatory approvals, if any, (c) the effectiveness of a registration statement on Form S-4 to be filed by ACC with the SEC pursuant to which the shares of common stock of ACC will be issued, (d) the approval of the REIT Merger by at least two-thirds of all the votes entitled to be cast on the matter by the holders of all outstanding Company common shares, (e) obtaining certain lender consents and (f) accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards and (g) delivery of tax opinions. The Company is unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the closing of the Mergers.

ACC provided the Company with a financing commitment letter, the proceeds of which will be used to provide funds to consummate the transactions contemplated by the Merger Agreement. The consummation of the Mergers is not subject to any financing condition.

Disposition Asset Sales

In addition, in connection with the Merger, the Company anticipates selling its home office (the “Home Office”) prior to the closing of the Merger, and will also have the right, but not the obligation, to sell ten additional student housing assets (collectively, with the Home Office, the “Disposition Assets”).  A percentage of the amount received, if any, in connection with the sale of the Disposition Assets, including the Home Office, is allowed to be paid under the Merger Agreement to the Company’s shareholders and unitholders preceding the closing of the Merger (the “Special Distribution”) and is in addition to the consideration paid in the Mergers by ACC.

In the event that the Home Office is not sold to a third party unaffiliated with the Company or Gary M. Holloway, Sr., the Company’s Chairman, Chief Executive Officer and President (“Mr. Holloway”), prior to the Closing, pursuant to the Put Option to Sell Agreement, dated as of February 11, 2008 and attached to this Form 8-K as Exhibit 99.3 (the “Put Agreement”), Mr. Holloway, is contractually required to purchase the Home Office pursuant to the terms and conditions of the Put Agreement.  The Board has established a committee of independent trustees, chaired by Denis J. Nayden (the “Home Office Committee”), to market and sell the Home Office prior to the closing of the Merger.  The Home Office Committee will make the unilateral decision whether or not to exercise the Company’s rights under the Put Agreement.

Benefit Plans

In connection with the approval of the Merger Agreement and the Mergers, the Board approved the GMH Communities Trust Change in Control Severance Benefit Plan for Employees of the Corporate Shared Services Unit and the Student Housing Division (the “Severance Plan”).  The Severance Plan provides for severance benefits to (i) certain employees of the Company whose primary work location is at the Home Office and who do not transfer employment to the Company’s military housing division prior to the closing of the Mergers or (ii) any regular full-time employee in the student housing division whose position ranks above the level of regional vice president within the division’s organizational structure.  Pursuant to the Severance Plan, upon the earlier of certain covered terminations or the closing of the mergers, certain eligible employees will be entitled to severance payments in an amount based upon both their time of service and their position.  In addition, the Board authorized a retention bonus program to reward eligible employees for their assistance with the transactions described in this report.  None of the Company’s named executive officers nor any other employee with a change in control agreement with the Company is eligible to participate in the Severance Plan or the retention bonus program.  The aggregate amounts payable under the Severance Plan and retention bonus program will not exceed $2,300,000.

In addition, subject to approval by the Company’s Board of Trustees, a total of $2,000,000 will be paid to certain executive officers and/or Trustees as a success fee for closing the contemplated transactions described in this report.  The allocation of this aggregate amount will be determined by the Company’s Board of Trustees or a committee thereof.

For additional information, reference is made to the Securities Purchase Agreement, the Merger Agreement and the Put Agreement, each of which is incorporated by reference to this report.  The foregoing description of the Merger Agreement, the Securities Purchase Agreement and the Put Agreement are qualified in their entirety by reference to the Merger Agreement, Securities Purchase Agreement and the Put Agreement.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement.  Such risks, uncertainties, and other factors include, but are not limited to, (i) the occurrence of any effect, event, development or change that could give rise to the termination of the securities purchase agreement and/or the merger agreement, (ii) the inability to complete the proposed transactions, including in the case of the Merger, due to the failure of the Company’s shareholders to approve the Merger, (iii) the failure of any party to satisfy the conditions to the closing of the transactions, (iv) the failure of ACC to obtain the necessary financing arrangements set forth in a commitment letter received in connection with the proposed Merger, (v) risks related to the timing and amount of the Military Special Distribution, (vi) risks that the Company will not successfully sell any of the Disposition Assets in an amount sufficient to pay a Special Distribution, (vii) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention, and (vii) risks relating to the Company’s business presented in its filings with the SEC.  Forward-looking statements are made as of the date of this report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This report does not constitute an offer of any securities for sale.  In connection with the merger, ACC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities and ACC and other relevant materials in connection with the proposed transactions.  Investors and security holders of GMH Communities are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH Communities, ACC and the proposed transactions.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH Communities or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations.  Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

The Company, ACC and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the merger.  Information about those executive officers and directors of ACC and their ownership of ACC’s common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007.  Information about the executive officers and trustees of the Company and their ownership of the Company common shares is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007.  Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, ACC and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

Item 9.01   Financial Statements and Exhibits

(c)                                  Exhibits.

                                                The Exhibits to this report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2008

GMH COMMUNITIES TRUST

By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number                                      Title

99.1

Agreement and Plan of Merger, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., GMH Communities, LP, American Campus Communities, Inc., American Campus Communities Operating Partnership LP, American Campus Communities Acquisition LLC and American Campus Communities Acquisition Limited Partnership LP

99.2

Securities Purchase Agreement, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., Balfour Beatty, Inc. and, solely for purposes of Article 8 therein, Balfour Beatty plc

99.3	Put Option to Sell Agreement, dated as of February 11, 2008, by and between GMH Communities, LP and Gary M. Holloway, Sr.